UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – August 5, 2016

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition,
On August 9, 2016, SIFCO Industries, Inc., (“SIFCO” or “Company”) issued a press release announcing its financial results for its third fiscal quarter ended June 30, 2016. A copy of this press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation
Effective August 5, 2016, SIFCO Industries, Inc. (“SIFCO” or “Company”), entered into its first amendment to its existing credit agreement (“the Credit Agreement Amendment”) with KeyBank. Under the Company's Credit Agreement, the Company is subject to certain customary covenants. These include, without limitation, covenants that require maintenance of certain specified financial ratios, including the Company to not exceed a maximum debt to EBITDA ratio and to maintain a minimum fixed charge coverage ratio. The Company has entered into the Credit Agreement Amendment with its lender to waive its compliance with loan covenants as of June 30, 2016 and to amend its financial covenants for future periods. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference.

The information contained in this item and in the accompanying exhibit shall not be deemed filed by SIFCO Industries, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that SIFCO Industries, Inc. specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1 First Amendment to Credit Agreement among KeyBank and SIFCO Industries, Inc. (and subsidiaries) dated August 5, 2016.

99.1 Earnings Press Release dated August 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: August 9, 2016
/s/ Salvatore Incanno
Salvatore Incanno
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)